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                             CARREKER-ANTINORI, INC.

                                PROMISSORY NOTE

$ (To be determined upon the sale of the house located       September 1, 1997
  at 922 Hills Creek Drive, McKinney TX 75070)                   Dallas, Texas


     FOR VALUE RECEIVED, John S. Davis ("Maker") promises to pay to the order Carreker-Antinori, Inc. (the "Corporation"), at its corporate offices at Dallas, Dallas County, Texas, the principal sum of Ninety Thousand and
No/100 Dollars ($90,000) plus all future amounts paid toward the reduction in the outstanding principal balance of the mortgage on the house located at 922 Hills Creek Drive, McKinney, TX 75070 and amounts paid in excess of customary and usual taxes and other liabilities related thereto beginning September 1, 1997 until said house is sold, upon the terms and conditions specified below.

     1.  INTEREST.  This Note bears no interest.

     2. PRINCIPAL. The entire principal balance of this Note shall become due and payable in one lump sum on the closing date of the sale of the house located at 922 Hills Creek Drive, McKinney, TX 75070.

     3.  PAYMENT.  Payment shall be made in lawful tender of the United
States.

     4. EVENTS OF ACCELERATION. The entire unpaid principal balance of this Note shall become due and payable prior to the specified due date of this Note upon the occurrence of one or more of the following events and in the following manner:

         A. in 12 equal monthly increments beginning upon the expiration of the thirty (30)-day period following the date the Maker ceases for any reason to remain in the Corporation's employ; or

         B. immediately upon the insolvency of the Maker, the commission of any act of bankruptcy by the Maker, the execution by the Maker of a general assignment for the benefit of creditors, the filing by or against the Maker of any petition in bankruptcy or any petition for relief under the provisions of the Federal bankruptcy act or any other state or Federal law for the relief of debtors and the continuation of such petition without dismissal of a period of thirty (30) days or more, the appointment of a receiver or trustee to take possession of any property or assets of the Maker or the attachment of or execution against any property or assets of the Maker.

     5. EMPLOYMENT. For purposes of applying the provisions of this Note, the maker shall be considered to remain in the Corporation's employ for so long as the Maker renders services as a full-time employee of the corporation, any successor entity or one or more of the Corporation's fifty percent (50%)-or-more owned (directly or indirectly) subsidiaries.

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     6.  APPLICATION OF PROCEEDS.  The proceeds of the loan evidenced by this
Note shall be applied solely toward the reduction in the principal balance and payment of the monthly interest on the mortgage on the house located at 922 Hills Creek Drive, McKinney, TX 75070 and to pay amounts in excess of customary and usual taxes and other liabilities related thereto beginning September 1, 1997 until said house is sold. In addition, proceeds of the loan are to be used as an advance on the available equity in said house that shall be dedicated to the purchase of a house located at 4787 Crest Park
Lane, Marietta, GA 30068.

     7. SECURITY. The Maker shall remain personally liable for payment of this Note and assets of the Maker may be applied to the satisfaction of the Maker's obligations hereunder.

     8. COLLECTION. If action is instituted to collect this Note, the Maker promises to pay all costs and expenses (including reasonable attorney fees) incurred in connection with such action.

     9. WAIVER. A waiver of any term of this Note must be made in writing and signed by a duly-authorized officer of the Corporation and any such waiver shall be limited to its express terms. No delay by the Corporation in action with respect to the terms of this Note shall constitute a waiver of any breach, default, or failure of a condition under this Note.

     The Maker waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of interest on interest and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.

     10. CONFLICTING AGREEMENTS. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by the Note, the terms of this Note shall prevail.

     11. GOVERNING LAW. This Note shall be construed in accordance with the laws of the State of Texas.

                                         /s/ John S. Davis
                                         --------------------------
                                         John S. Davis
                                         MAKER: John S. Davis
                                         DATE:  9/1/97


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